Exhibit 99.1


FOR IMMEDIATE RELEASE               Contact:    William C. McCartney
                                                Chief Financial Officer
                                                Telephone:  (978) 688-1811
                                                Fax:        (978) 688-2976

               WATTS WATER TECHNOLOGIES REPORTS FOURTH QUARTER 2004 RESULTS

      North Andover, MA...February 23, 2005. Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the fourth quarter ended December 31, 2004, reflecting an increase in sales of 18% over the fourth quarter ended December 31, 2003. Sales were $221,406,000, an increase of $34,260,000, or 18%, compared to the fourth quarter of 2003. Net income was $8,161,000, a decrease of $1,580,000, or 16%, compared to the fourth quarter of 2003. Net income for the fourth quarters of 2004 and 2003 included losses from discontinued operations of $1,688,000 and $43,000, respectively.

      Income from continuing operations for the fourth quarter of 2004 was $9,849,000, or $0.30 per share, an increase of $65,000, or 1%, compared to income from continuing operations for the fourth quarter of 2003 of $9,784,000, or $0.34 per share. Income from continuing operations for the fourth quarter of 2004 and 2003 includes costs incurred for our manufacturing restructuring plan of $408,000, or $0.01 per share, and $444,000, or $0.02 per share, respectively.

      The year ended December 31, 2004 reflected increases in sales and net income of 17% and 40%, respectively, over the year ended December 31, 2003. Sales were $824,558,000, an increase of $122,699,000, or 17%, compared to the year ended December 31, 2003. Net income for the year ended December 31, 2004, was $46,820,000, an increase of $13,458,000, or 40%, compared to the year ended December 31, 2003. Net income for the years ended December 31, 2004 and December 31, 2003 included losses from discontinued operations of $1,918,000 and $3,057,000, respectively.

       Income from continuing operations for the year ended December 31, 2004 was $48,738,000, or $1.49 per share, an increase of $12,319,000, or 34%, compared to income from continuing operations for the year ended December 31, 2003 of $36,419,000, or $1.32 per share. Income from continuing operations for the years ended December 31, 2004 and 2003 included net costs incurred for our manufacturing restructuring plan of $1,825,000, or $0.06 per share, and $1,084,000, or $0.04 per share, respectively.

      Earnings per share for the fourth quarter and the full year of 2004 reflect an increase of 15% and 18%, respectively, in outstanding shares resulting from the Company's public offering of Class A Common Stock in December 2003.

      During the fourth quarter of 2004, the Company identified and corrected errors related to certain accrued expenses. The after tax adjustments necessary to correct these errors amounted to $2,289,000, or $0.07 per share. The portions of these adjustments that related to the year ended December 31, 2004 and the fourth quarter of 2004 were $1,520,000, or $0.05 per share and $411,000, or $0.01 per share, respectively. The impact of the amount that related to prior periods was not material to any of the financial statements of prior periods, thus the amount related to prior periods was also recorded in the fourth quarter of 2004. The Company estimates that it will record an additional after-tax charge of approximately $900,000, or $0.03 per share, for the nine months ended October 2, 2005.

      The following table illustrates the effects of the adjustments on earnings per share from continuing operations and reconciles the unadjusted earnings per share to earnings per share under generally accepted accounting principles:

                                    Fourth Quarter Ended       Year Ended
                                      December 31, 2004     December 31, 2004
                                      -----------------     -----------------
       As Reported                          $0.30                $1.49
       Adjustments
          Relating to 2004                  $0.01                $0.05
          Relating to earlier periods       $0.06                $0.02

             Unadjusted                     $0.37                $1.56

      In accordance with Section 404 of the Sarbanes-Oxley Act of 2002, management is in the process of performing its annual assessment of the effectiveness of the Company's internal control over financial reporting. In the course of performing its assessment, management has identified certain significant deficiencies, including a significant deficiency that led to the above described accounting error. Management has not yet completed its assessment and has not yet determined whether these deficiencies, individually or in the aggregate, constitute a material weakness.

      Patrick S. O'Keefe, Chief Executive Officer, commented, "Excluding the impact of the accrual adjustments, we are pleased with the results from all three of our geographic segments, North America, Europe and China. Our overall increase in sales was achieved by internal growth, the contribution from acquired companies, and the change in foreign exchange rates. In comparing sales from the fourth quarter of 2003 to the fourth quarter of 2004, our internal growth rate was 10% and contributed $18,791,000, the acquisitions of Orion Enterprises, Inc, TEAM Precision Pipework, Ltd, and Flowmatic Systems, Inc. contributed $9,903,000, or 5%, and the change in foreign exchange rates contributed $5,566,000, or 3%, due primarily to the strengthening of the euro versus the U.S. dollar."

      "Our North American segment sales for the fourth quarter of 2004 increased 20% to $144,972,000 compared to $120,400,000 for the fourth quarter of 2003. This increase in North American sales was due to internal sales growth of $16,623,000, or 14%, the inclusion of $7,221,0000 in sales from Orion Enterprises, Inc., acquired on May 21, 2004, and Flowmatic Systems, Inc., acquired on January 5, 2004 and $728,000 due to favorable foreign exchange rates associated with the strengthening of the Canadian dollar versus the U.S. dollar."

      "Internal sales growth in the North American wholesale market increased 11% over the fourth quarter of 2003. This increase was led by increased sales of backflow prevention units, as well as strength in our plumbing and under-floor radiant heating product lines. Our internal sales growth in the North American home improvement retail market increased 21% for the fourth quarter of 2004 over the fourth quarter of 2003."

      "We derived 32% of our total sales for the fourth quarter of 2004 from Europe. European sales increased $8,329,000, or 14%, compared to the fourth quarter of 2003. This increase is comprised of $4,838,000 due to favorable foreign exchange rates associated with the strengthening of the euro versus the U.S. dollar, the inclusion of $2,682,000 in sales from TEAM Precision Pipework, Ltd., acquired on April 16, 2004 and internal sales growth of $809,000. This organic growth is predominately due to market share gains in the wholesale market partially offset by a soft quarter in the O.E.M. markets."

      "We are pleased with the positive operating trends in our Chinese subsidiaries. The plants continue to increase capacity utilization and gain manufacturing efficiencies. These increased manufacturing efficiencies allowed our Chinese operations to generate a profit for the third consecutive quarter. The full year operations of China were also profitable. In addition, we believe we will be able to sustain the profitability of our Chinese operations and, as a result, in the fourth quarter of 2004 we valued a net operating loss carry forward which provided a tax benefit of approximately $322,000, or $0.01 per share."

      "In the fourth quarter of 2004 we recorded pre-tax charges of approximately $569,000 in cost of sales and $95,000 in restructuring for costs associated with our manufacturing restructuring program. Additionally, in this quarter we incurred and recorded pre-tax charges of approximately $2,973,000 for costs to comply with the requirements of Section 404 of the Sarbanes-Oxley Act."

      "We are particularly pleased with the Company's continued strong cash generation. Since the spin off of our industrial and oil and gas businesses in October 1999, we have continually generated strong levels of cash from operations. We generated $40,210,000 of net cash provided by continuing operations for the year ended December 31, 2004. We had a particularly strong fourth quarter of 2004 generating $42,139,0000 of cash from continuing operations due to improved management of working capital. This strong performance in the fourth quarter resulted in $12,283,000 of free cash flow for the year ended December 31, 2004. (Please refer to Table 1 at the end of this press release for a reconciliation of free cash flow to net cash provided by continuing operations.) The impact of this free cash flow and our financing activities in 2003, net of investments in acquired companies, results in a net debt to capitalization ratio of 16% at December 31, 2004. (Please refer to Table 2 at the end of this press release for a reconciliation of net debt to capitalization.) We are pleased that we have maintained a conservative capital structure while achieving the growth rates which we have realized over the past several years. We maintain a $300,000,000 Revolving Line of Credit of which $218,445,000 was unused and available at December 31, 2004."

      Loss from discontinued operations for the fourth quarter of 2004 was $1,688,000, or $0.05 per share, compared to loss from discontinued operations for the fourth quarter of 2003 of $43,000, or $0.00 per share. Loss from discontinued operations for the fourth quarter of 2004 includes an after tax charge of $783,000 or $0.02 per share, for the planned divesture of Jameco International, LLC and after tax charges of $905,000 attributable to legal fees associated with the James Jones litigation. In the fourth quarter of 2004, the Company recorded an impairment charge to write down the investment in its minority owned subsidiary, Jameco International, LLC., to an estimated fair value. Prior periods reflect Jameco International, LLC as discontinued operations.

      On January 5, 2004, the Company acquired substantially all of the assets of Flowmatic Systems, Inc. located in Dunnellon, Florida, for approximately $16,800,000 in cash. Flowmatic designs and distributes high quality reverse osmosis components and filtration equipment. Flowmatics product lines include stainless steel and plastic housings, filter cartridges, storage tanks, control valves, as well as complete reverse osmosis systems for residential and commercial applications.

      On April 16, 2004, the Company acquired 90% of the outstanding stock of TEAM Precision Pipework, Ltd., located in Ammanford, West Wales, United Kingdom for approximately $17,200,000 subject to final adjustments, if any, as stipulated in the purchase and sale agreement. TEAM custom designs and manufactures manipulated pipe and hose tubing assemblies, which are utilized in the heating ventilation and air conditioning markets. TEAM is a supplier to major original equipment manufacturers of air conditioning systems and several of the major European automotive air conditioning manufacturers.

      On May 21, 2004, the Company acquired 100% of the stock of McCoy Enterprises, Inc., which we subsequently renamed Orion Enterprises, Inc. located in Kansas City, Kansas, for approximately $27,900,000 in cash. Orion distributes its products under the brand names of Orion, FloSafe and Laboratory Enterprises. Orion's product lines include a complete line of acid resistant waste disposal products, double containment piping systems, as well as, a line of high purity pipes, fittings and faucets.

      On January 4, 2005, the Company acquired Sea Tech, Inc. located in Wilmington, North Carolina in an asset purchase transaction for approximately $10,000,000 in cash. Sea Tech, which was established in 1995, provides cost effective solutions for fluidic connection needs. Sea Tech offers a wide range of standard and custom quick connect fittings, valves and manifolds and pex tubing designed to address specific customer requirements.

      On January 5, 2005, the Company acquired HF Scientific, Inc. located in Fort Myers, Florida, in a stock purchase transaction for approximately $7,800,000 in cash. HF Scientific manufactures and distributes a line of instrumentation equipment, test kits and chemical reagents used for monitoring water quality in a variety of applications.

      Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss fourth quarter results for 2004 on February 24, 2005, at 10:00 a.m. Eastern Time. This press release and the live webcast can be accessed by visiting the Investors section of the Company's website at www.wattswater.com. Following the webcast, an archived version of the call will be available at the same address until 2006.

      Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

      To supplement our unaudited consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, we sometimes use non-GAAP measures of net income, net income per share, income from continuing operations or income from continuing operations per share, net cash provided by continuing operations and, with respect to the effect of the adjustments made to correct the above described errors, earnings per share from continuing operations that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP results, which are adjusted to exclude certain pre-tax charges, costs, expenses, gains and losses from the comparable GAAP measures, are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating our financial performance as well as for forecasting future periods. For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income, income per share or other measures prepared in accordance with GAAP.

      This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies' current views about future results of operations and other forward-looking information. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because Watts' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: shortages in and pricing of raw materials and supplies including price increases by suppliers of raw materials and the Company's ability to pass these costs on to customers, loss of market share through competition, introduction of competing products by other companies, pressure on prices from competitors, suppliers, and/or customers, diversion of management's attention and costs associated with efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002, failure to meet the new requirements under Section 404 of the Sarbanes-Oxley Act of 2002, identification and disclosure of material weaknesses in our internal controls over financial reporting, failure to expand our markets through acquisitions, failure or delay in developing new products, lack of acceptance of new products, failure to manufacture products that meet required performance and safety standards, foreign exchange rate fluctuations, cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products, economic factors, such as the levels of housing starts and remodeling, impacting the markets where the Company's products are sold, manufactured, or marketed, environmental compliance costs, product liability risks, the results and timing of the Company's manufacturing restructuring plan, changes in the status of current litigation, including the James Jones case, and other risks and uncertainties discussed under the heading "Certain Factors Affecting Future Results" in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release.

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share information)
                                   (Unaudited)

                                        Fourth Quarter Ended               Years Ended
                                    December 31,    December 31,    December 31,    December 31,
                                        2004            2003            2004            2003
                                    ------------    ------------    ------------    ------------
STATEMENTS OF INCOME

Net sales                           $    221,406    $    187,146    $    824,558    $    701,859

Income from continuing operations   $      9,849    $      9,784    $     48,738    $     36,419
Loss from discontinued operations         (1,688)            (43)         (1,918)         (3,057)
                                    ------------    ------------    ------------    ------------
Net income                          $      8,161    $      9,741    $     46,820    $     33,362
                                    ============    ============    ============    ============

DILUTED EARNINGS PER SHARE

Weighted Average Number of
Common Shares & Equivalents               32,901          28,524          32,719          27,692

Earnings per Share:
     Continuing operations          $       0.30    $       0.34    $       1.49    $       1.32
     Discontinued operations               (0.05)          (0.00)          (0.06)          (0.11)
                                    ------------    ------------    ------------    ------------
     Net income                     $       0.25    $       0.34    $       1.43    $       1.21
                                    ============    ============    ============    ============

Cash dividends per share            $       0.07    $       0.07    $       0.28    $       0.25

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                (Amounts in thousands, except share information)
                                   (Unaudited)

                                                                              December 31,    December 31,
ASSETS                                                                            2004            2003
                                                                              ------------    ------------
CURRENT ASSETS:
     Cash and cash equivalents ............................................   $     92,513    $    149,001
     Trade accounts receivable, less allowance for doubtful accounts of
        $7,551 at Decmber 31, 2004 and $7,772 at December 31, 2003 ........        150,073         135,170
     Inventories, net:
        Raw materials .....................................................         53,942          41,998
        Work in process ...................................................         28,020          21,870
        Finished goods ....................................................        121,082          90,253
                                                                              ------------    ------------
           Total Inventories ..............................................        203,044         154,121
     Prepaid expenses and other assets ....................................         14,359          10,355
     Deferred income taxes ................................................         27,463          23,889
     Assets of discontinued operations ....................................         10,227          10,358
                                                                              ------------    ------------
        Total Current Assets ..............................................        497,679         482,894
                                                                              ------------    ------------
PROPERTY, PLANT AND EQUIPMENT:
     Property, plant and equipment, at cost ...............................        321,655         284,087
     Accumulated depreciation .............................................       (170,966)       (138,521)
                                                                              ------------    ------------
        Property, plant and equipment, net ................................        150,689         145,566
                                                                              ------------    ------------
OTHER ASSETS:
     Goodwill .............................................................        226,178         184,901
     Other ................................................................         49,702          27,557
                                                                              ------------    ------------
TOTAL ASSETS ..............................................................   $    924,248    $    840,918
                                                                              ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable .....................................................   $     73,606    $     73,607
     Accrued expenses and other liabilities ...............................         64,604          54,843
     Accrued compensation and benefits ....................................         29,679          18,466
     Current portion of long-term debt ....................................          4,981          11,689
     Liabilities of discontinued operations ...............................         24,303          16,031
                                                                              ------------    ------------
        Total Current Liabilities .........................................        197,173         174,636
                                                                              ------------    ------------
LONG-TERM DEBT, NET OF CURRENT PORTION ....................................        180,562         179,061
DEFERRED INCOME TAXES .....................................................         19,578          15,978
OTHER NONCURRENT LIABILITIES ..............................................         26,632          25,085
MINORITY INTEREST .........................................................          7,515           9,767
STOCKHOLDERS' EQUITY:
     Preferred Stock, $.10 par value; 5,000,000 shares authorized;
        no shares issued or outstanding ...................................             --              --
     Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
        1 vote per share; issued and outstanding: 25,049,338 shares at
        December 31, 2004 and 24,459,121 shares at December 31, 2003 ......          2,505           2,446
     Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
        10 votes per share; issued and outstanding: 7,343,880 shares at
        December 31, 2004 and 7,605,224 shares at December 31, 2003 .......            734             761
     Additional paid-in capital ...........................................        139,434         132,983
     Deferred compensation ................................................           (648)             --
     Retained earnings ....................................................        324,145         286,396
     Accumulated other comprehensive income ...............................         26,618          13,805
                                                                              ------------    ------------
        Total Stockholders' Equity ........................................        492,788         436,391
                                                                              ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ................................   $    924,248    $    840,918
                                                                              ============    ============

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share information)
                                   (Unaudited)

                                                                     Fourth Quarter Ended               Years Ended
                                                                 ----------------------------    ----------------------------
                                                                 December 31,    December 31,    December 31,    December 31,
                                                                     2004            2003            2004            2003
                                                                 ------------    ------------    ------------    ------------
Net sales ....................................................   $    221,406    $    187,146    $    824,558    $    701,859
Cost of goods sold ...........................................        145,752         120,983         533,997         461,994
                                                                 ------------    ------------    ------------    ------------
     GROSS PROFIT ............................................         75,654          66,163         290,561         239,865
Selling, general & administrative expenses ...................         60,058          46,077         207,590         169,438
Restructuring ................................................             95             312              95             426
                                                                 ------------    ------------    ------------    ------------
     OPERATING INCOME ........................................         15,501          19,774          82,876          70,001
                                                                 ------------    ------------    ------------    ------------
Other (income) expense:
     Interest income .........................................           (343)           (299)         (1,135)         (1,043)
     Interest expense ........................................          2,634           3,545          10,564          12,108
     Minority interest .......................................            308            (106)          1,203            (554)
     Other ...................................................             67             877            (428)            748
                                                                 ------------    ------------    ------------    ------------
                                                                        2,666           4,017          10,204          11,259
                                                                 ------------    ------------    ------------    ------------
      INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES ..         12,835          15,757          72,672          58,742
Provision for income taxes ...................................          2,986           5,973          23,934          22,323
                                                                 ------------    ------------    ------------    ------------
     INCOME  FROM CONTINUING OPERATIONS ......................          9,849           9,784          48,738          36,419
Loss from discontinued operations, net of taxes ..............         (1,688)            (43)         (1,918)         (3,057)
                                                                 ------------    ------------    ------------    ------------
     NET INCOME ..............................................   $      8,161    $      9,741    $     46,820    $     33,362
                                                                 ============    ============    ============    ============
BASIC EPS
Income (loss) per share:
     Continuing operations ...................................   $       0.30    $       0.35    $       1.51    $       1.33
     Discontinued operations .................................          (0.05)          (0.00)          (0.06)          (0.11)
                                                                 ------------    ------------    ------------    ------------
     NET INCOME ..............................................   $       0.25    $       0.35    $       1.45    $       1.22
                                                                 ============    ============    ============    ============
Weighted average number of shares ............................         32,369          28,184          32,276          27,455
                                                                 ============    ============    ============    ============
DILUTED EPS
Income (loss) per share:
     Continuing operations ...................................   $       0.30    $       0.34    $       1.49    $       1.32
     Discontinued operations .................................          (0.05)          (0.00)          (0.06)          (0.11)
                                                                 ------------    ------------    ------------    ------------
     NET INCOME ..............................................   $       0.25    $       0.34    $       1.43    $       1.21
                                                                 ============    ============    ============    ============
Weighted average number of shares ............................         32,901          28,524          32,719          27,692
                                                                 ============    ============    ============    ============
      Dividends per share ....................................   $       0.07    $       0.07    $       0.28    $       0.25
                                                                 ============    ============    ============    ============

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                               SEGMENT INFORMATION
                             (Amounts in thousands)
                                   (Unaudited)

                                    Net Sales

                    Fourth Quarter Ended                Years Ended
                ----------------------------    ----------------------------
                December 31,    December 31,    December 31,    December 31,
                    2004            2003            2004            2003
                ------------    ------------    ------------    ------------

North America        144,972         120,400         545,139         472,518
Europe                69,834          61,505         253,234         210,614
China                  6,600           5,241          26,185          18,727
                ------------    ------------    ------------    ------------
Total                221,406         187,146         824,558         701,859
                ============    ============    ============    ============

                                Operating Income

                    Fourth Quarter Ended                Years Ended
                ----------------------------    ----------------------------
                December 31,    December 31,    December 31,    December 31,
                    2004            2003            2004            2003
                ------------    ------------    ------------    ------------

North America         13,755          17,391          68,558          64,375
Europe                 8,137           6,969          31,597          22,592
China                    581            (980)          1,857          (3,834)
Corporate             (6,972)         (3,606)        (19,136)        (13,132)
                ------------    ------------    ------------    ------------
Total                 15,501          19,774          82,876          70,001
                ============    ============    ============    ============

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

                                     TABLE 1
 RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW
                                   (Thousands)
                                   (Unaudited)

                                                                         Years Ended
                                                                 December 31,    December 31,
                                                                     2004            2003
                                                                 ------------    ------------

Net cash provided by continuing operations                       $     40,210    $     51,068
Less: additions to property, plant, and equipment                     (20,999)        (20,030)
Plus: proceeds from the sale of property, plant, and equipment          2,143           1,765
Less: dividends                                                        (9,071)         (6,859)
                                                                 ------------    ------------
Free cash flow                                                   $     12,283    $     25,944
                                                                 ============    ============

                                     TABLE 2
                  RECONCILIATION OF NET DEBT TO CAPITALIZATION
                                   (Thousands)
                                   (Unaudited)

                                                                 December 31,    December 31,
                                                                     2004            2003
                                                                 ------------    ------------

Current portion of long-term debt                                $      4,981    $     11,689
Plus: Long-term debt, net of current portion                          180,562         179,061
Less: Cash and cash equivalents                                       (92,513)       (149,001)
                                                                 ------------    ------------
Net debt                                                         $     93,030    $     41,749
                                                                 ============    ============

Net debt                                                         $     93,030    $     41,749
Plus: Total stockholders' equity                                      492,788         436,391
Plus: Minority interest                                                 7,515           9,767
                                                                 ------------    ------------
Capitalization                                                   $    593,333    $    487,907
                                                                 ============    ============